UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 9, 2023

WERNER ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Nebraska			0-14690	47-0648386
(State or other jurisdiction of incorporation)			(Commission File Number)	(I.R.S. Employer Identification No.)

14507 Frontier Road
Post Office Box 45308
Omaha	,	Nebraska		68145-0308
(Address of principal executive offices)				(Zip Code)
(402) 895-6640
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR40.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	WERN	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02.    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

At the Annual Meeting of Stockholders of Werner Enterprises, Inc. (the "Company") on May 9, 2023, the stockholders approved the Company's 2023 Long-Term Incentive Plan (the "Plan"). The Plan supersedes the Company's 2013 Amended and Restated Equity Plan, which was scheduled to expire on May 14, 2023. The Plan became effective on May 9, 2023, and will terminate on May 9, 2033, unless terminated earlier by the Board of Directors.

Under the Plan, incentives are provided to eligible officers (including the Company's principal executive officer, principal financial officer, and other named executive officers), employees, non-employee directors and when appropriate, consultants through the grant of stock options in the form of incentive stock options or nonqualified stock options; Stock Appreciation Rights ("SARs") in the form of Tandem SARs or Free-Standing SARs; stock awards in the form of restricted stock, restricted stock units, or unrestricted stock; performance awards; and other cash-based awards. The Plan is administered by the Compensation Committee, or in the absence of the Compensation Committee, the full Board of Directors. Subject to express provisions of the Plan, the Compensation Committee has the authority to select eligible persons to receive awards and determine all of the terms and conditions of each award. Subject to the adjustment provisions included in the Plan, a total of 4,000,000 shares of common stock are reserved for awards granted under the Plan.

A description of the material terms of the Plan was included in the Company's Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on, and distributed to stockholders commencing on or about, April 3, 2023 in connection with the Annual Meeting, and is incorporated by reference into this Item 5.02 of this Current Report on Form 8-K. The foregoing description of the Plan is qualified in its entirety by reference to the full text of the Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 5.07.    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

(a)    Annual Meeting Date.

The Annual Meeting of Stockholders of the Company was held on May 9, 2023 (the "Annual Meeting").

(b)    Election of Directors and Other Matters Voted Upon.

At the Annual Meeting, the five proposals stated below were submitted to a vote of the Company's stockholders of record as of March 20, 2023. (Each proposal is described in detail in the Company's definitive proxy statement filed with the SEC on April 3, 2023.)

The final voting results for each proposal are provided below.

Proposal 1. The Company's stockholders elected three Class II directors to each serve on the Company's Board for a three-year term expiring at the 2026 Annual Meeting of Stockholders and until their respective successors are elected and qualified. Final voting results for the elected directors were as follows:

				Broker
	For	Against	Abstained	Non-Votes
Diane K. Duren-Class II	55,272,269	—	563,009	3,904,485
Derek J. Leathers-Class II	54,396,178	—	1,439,100	3,904,485
Michelle D. Livingstone-Class II	55,082,124	—	753,154	3,904,485

Proposal 2. The Company's stockholders approved the advisory resolution on executive compensation. Final voting results were as follows:

			Broker
For	Against	Abstained	Non-Votes
53,577,646	2,220,232	37,400	3,904,485

Proposal 3. The Company's stockholders held an advisory vote on the frequency of future advisory votes on executive compensation and voted to conduct such future votes once every year. Final voting results were as follows:

				Broker
Every Year	Every Two Years	Every Three Years	Abstained	Non-Votes
51,759,175	10,129	4,032,116	33,858	3,904,485

In light of the Proposal 3 voting results, the Board determined at its meeting held on May 9, 2023, that an advisory resolution on executive compensation will be included in the Company's proxy materials every year.

Proposal 4. The Company's stockholders approved the Company's 2023 Long-Term Incentive Plan. Final voting results were as follows:

			Broker
For	Against	Abstained	Non-Votes
54,144,492	1,682,589	8,197	3,904,485

Proposal 5. The Company's stockholders ratified the appointment of KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2023. Final voting results were as follows:

			Broker
For	Against	Abstained	Non-Votes
58,038,688	1,668,276	32,799	—

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS

    (d)    Exhibits.

10.1	Werner Enterprises, Inc. 2023 Long-Term Incentive Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WERNER ENTERPRISES, INC.

Date: May 9, 2023	By:	/s/ Christopher D. Wikoff
Christopher D. Wikoff
Executive Vice President, Treasurer and Chief Financial Officer

Date: May 9, 2023	By:	/s/ James L. Johnson
James L. Johnson
Executive Vice President, Chief Accounting Officer and Corporate Secretary